Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Equinox Frontier Funds (Formerly The Frontier Fund) on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Equinox Frontier Funds (formerly The Frontier Fund).

/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of Equinox Frontier Funds (Formerly The Frontier Fund)

/s/ Vance Sanders
Vance Sanders
Principal Financial Officer of Equinox Fund Management, LLC, the Managing Owner of Equinox Frontier Funds (Formerly The Frontier Fund)

Date: March 31, 2014